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Hennessy Advisors, Inc.
750 Grant Avenue, Suite 100
Novato, CA 94945

                                                              News Release
December 3, 2003

Contact Name: Terry Nilsen                           FOR IMMEDIATE RELEASE
Contact Phone: 415-899-1555
Contact Fax: 415-899-1559



                   HENNESSY FUNDS SURPASS $1 BILLION IN ASSETS


Novato, CA - December 3, 2003 - Hennessy Advisors, Inc. (OTCB:HNNA) announced today that it has surpassed $1 billion in assets under management in their five no-load Hennessy Funds.

"We are very excited to achieve this significant milestone," said Neil J. Hennessy, president, chairman and CEO of Hennessy Advisors, Inc. Hennessy's assets have more than doubled since the beginning of 2003, when the company had just under $500 million under management in their mutual funds.

The growth of Hennessy's assets is particularly significant because it has occurred during times when some mutual fund companies have experienced a loss of assets. In 2002, Hennessy Advisors grew assets under management 240%, from $207 to $496 million, during the worst bear market in recent history. Since October, while in the midst of the recent mutual funds industry scandals, Hennessy's assets grew $174 million, with almost half of those assets coming from new investments.

Hennessy attributes this success to time-tested stock selection formulas that have produced strong fund performance, and a highly disciplined management style that puts shareholders first. "Our funds are built on solid, strategic investment strategies. Our formulas are straight-forward so that shareholders can understand exactly how their money is invested," Hennessy commented. "We believe in serving shareholders with honesty and integrity, which is why we fully disclose our strategies and performance. And, we are committed to managing our funds in the sole interest of our long-term investors. By doing this we've been able to satisfy our existing shareholders and attract new investors to our funds."


About Hennessy Advisors
Hennessy Advisors manages the Hennessy Funds, headquartered in Novato, California. Hennessy Funds is a family of no-load mutual funds, satisfying a variety of investment objectives and risk tolerance levels. The company manages the Hennessy Cornerstone Growth Fund (HFCGX), the Hennessy Cornerstone Value Fund (HFCVX), the Hennessy Total Return Fund (HDOGX), the Hennessy Balanced Fund (HBFBX) and the Hennessy Focus 30 Fund (HFTFX).

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Forward-Looking Statements
--------------------------

Statements in this press release regarding Hennessy Advisors, Inc.'s business that are not historical facts, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other important factors that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. These risks, uncertainties and other important factors are described in more detail in the "Risk Factors" section of the company's annual report on Form 10-KSB for the fiscal year ended September 30, 2002, filed with the U.S. Securities and Exchange Commission, including, without limitation, the "Risk Factors" section of Management's Discussion and Analysis and Results of Operations. The following factors could affect the actual results of the company:

        > Continuing volatility in the equity markets may cause the levels of assets under management to fluctuate significantly.
        > Continued weak market conditions may lower assets under management and reduce the company's revenues and income.


Supplemental Information
------------------------

Nothing in this press release shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. For more complete information about the Hennessy Funds, including risks, fees and expenses, call 800-966-4354 to obtain a free prospectus. Read it carefully before you invest or send money. The distributor for the Hennessy Funds is Quasar Distributors, LLC.